UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  March 25, 2014

(Date of earliest event reported)

MRI Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)

(901) 522-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 31, 2014, MRI Interventions, Inc. (the “Company”) completed its private placement of (i) 12% second-priority secured non-convertible promissory notes due 2019 (the “Notes”) and (ii) warrants (“Warrants”) to purchase shares of the Company’s common stock (the “Financing Transaction”), pursuant to the terms of Securities Purchase Agreements dated as of March 7, 2014, March 25, 2014 and March 31, 2014 (collectively, the “Purchase Agreements”), by and among the Company and certain accredited investors (collectively, the “Investors”). At closings held on March 25, 2014 and March 31, 2014, the Company sold Notes in a total aggregate principal amount of $3,725,000, together with Warrants to purchase up to 1,117,500 shares of the Company’s common stock, to the Investors in accordance with the terms and conditions of the Purchase Agreements. As the Company has completed the Financing Transaction, no additional closings will be held.

In connection with the sale of securities, the Company received aggregate gross proceeds of $3,725,000, before deducting placement agents’ commissions and offering expenses. As a result of the Financing Transaction, the Company’s placement agents earned, in the aggregate, cash commissions of $145,500 as well as Warrants to purchase 72,750 shares of the Company’s common stock.

The securities were issued and sold to accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws. The Purchase Agreements contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, that the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreements in determining that such exemptions were available. The Company has filed a Form D in accordance with the requirements of Regulation D under the Securities Act in connection with the sale of securities.

The Notes mature on March 25, 2019, and they bear interest at a rate of 12% per annum, payable semi-annually, in arrears, on each six-month and one-year anniversary of March 25, 2014. The Notes are not convertible into shares of the Company’s common stock. Following March 25, 2017, the Notes permit prepayment, without penalty or premium, provided that all principal and unpaid accrued interest under all Notes are prepaid at the same time. Prior to March 25, 2017, the Notes permit prepayment of all, but not less than all, of the principal and unpaid accrued interest under the Notes at any time, subject to the Company’s payment of the additional pre-payment premium stated in the Notes. The Notes contain customary events of default, including, among other things, failure to pay interest, breach of certain covenants, failure to pay certain other indebtedness at maturity or upon earlier acceleration, and certain events of insolvency or bankruptcy. Generally, if any event of default occurs, the holders of at least a majority in principal amount of the Notes may declare the Notes due and payable by providing notice to the Company. In case of default arising from certain events of insolvency or bankruptcy, the Notes will become immediately due and payable. The Notes are secured by a second priority security interest in the Company’s property and assets.

The Warrants are exercisable, in full or in part, at any time through the five-year anniversary of their issue date, at an exercise price of $1.75 per share. The Warrants provide for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events, such as stock splits and stock combinations. In the case of certain fundamental transactions affecting the Company, the holders of the Warrants, upon exercise of the Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property as such holders would have been entitled to receive upon the occurrence of the fundamental transaction had the Warrants been exercised immediately prior to such fundamental transaction. The Warrants contain a “cashless exercise” feature that allows holders to exercise the Warrants without a cash payment to the Company upon the terms set forth in the Warrants. The Warrants issued by the Company to the placement agents have the same terms and conditions as the Warrants issued to the Investors.

The foregoing description of the terms and conditions of the Purchase Agreements, Notes and Warrants is only a summary and is qualified in its entirety by the full text of the Purchase Agreements, Notes and Warrants, forms of which were filed as Exhibits 10.1, 4.1 and 4.2, respectively, to the Current Report on Form 8-K filed with the SEC on March 10, 2014, which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index immediately following signature page

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date:      March 31, 2014

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
4.1	Form of Note issued to the Investors	8-K	000-54575	4.1	March 10, 2014

4.2	Form of Warrant issued to the Investors	8-K	000-54575	4.2	March 10, 2014

10.1	Form of Securities Purchase Agreement by and between the Company and the Investors	8-K	000-54575	10.1	March 10, 2014

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